FIRST AMENDMENT

That certain Restaurant Lease of 28256 Diehl Road, Warrenville, IL 60555 between Lagomorph, L.L.C., an Illinois limited liability company, as Landlord, and Walnut Brewery, Inc., a Colorado corporation d/b/a Rock Bottom Brewery, as Tenant, is hereby amended as follows:

1.   As a preamble within Article 1, above Article 1.01, the following is added:
     "The following is intended as a summary of the fundamental terms of the Lease. In the event of any conflict between the summary and the terms of the Lease, the terms of the Lease shall control:"

2. The first line of Article 1.16 is changed from "As required by the Declaration . . . " to "As required by the Governing Documents . . ."

3. The postamble to Article 1.19, which defines "Governing Documents" is revised to include Easements as a Governing Document.

4. Article 9.01(d) is revised to add the words "and Tenant shall cause Landlord to be named as an additional insured thereunder."

All other terms of the Restaurant Lease remain unmodified and in force.

TENANT:                             LANDLORD:

WALNUT BREWERY, INC.,               LAGOMORPH, L.L.C.,
a Colorado corporation              an Illinois limited liability company


By:                                 By:
    William S. Hoppe, President         David E. Carpenter, Manager
Date:                               Date: